UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

Antares Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01793	93-2791194
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street Suite 4200
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 638-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As of December 1, 2024, Antares Private Credit Fund (“we”, the “Company” or the “Fund”), sold approximately 2.971 million shares of the Company’s Class I Common Shares (the “Shares”) for an aggregate offering price of approximately $75.0 million, reflecting a purchase price of $25.24 per share.

The sale of Shares was made pursuant to subscription agreements entered into by the Company and its shareholders. The issuance of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 8.01 Other Events.

The net asset value (“NAV”) per share for the Class I Common Shares of the Company as of November 30, 2024, as determined in accordance with the Company’s valuation policy, is $25.24.

As of November 30, 2024, the Company’s aggregate NAV was approximately $556.3 million, with loan commitments of approximately $1,003.3 million. This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of December 31, 2024; which will undergo the Company’s customary quarter-end financial closing procedures.

Portfolio Update

As of November 30, 2024 the Company's investment portfolio had aggregate loan commitments of approximately $1,003.3 million.

The following table presents certain selected information regarding our investment portfolio:

November 30, 2024
Median LTM EBITDA (1)(2)	$84.6M
Weighted average net senior leverage (1)(3)	5.0x
Weighted average loan-to-value ("LTV") (1)(4)	33.6%
Number of portfolio companies	348
Number of unique industries (5)	45

(1)
Portfolio information is as of November 30, 2024, unless otherwise noted. Includes all private loan investments for which fair value is determined by Antares Capital Credit Adviser LLC (“the Adviser”) at least quarterly (with assistance, as applicable, from a third-party valuation firm, and subject to oversight by the Board). Portfolio metrics are based on latest unaudited financial statements received by the Adviser and its affiliates as of November 30, 2024.
(2)
LTM EBITDA refers to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in accordance with the underlying governing documents, over the last twelve months as reported by respective borrowers. Excludes investments with no reported EBITDA or where EBITDA, in the Adviser’s judgment, was not a material component of the investment thesis, such as annual recurring revenue loans, or investments with negative EBITDA.
(3)
Net senior leverage is the ratio of total debt minus unrestricted cash divided by LTM EBITDA and taking into account leverage through the tranche in which the Company holds an investment, excluding recurring revenue loans. Weighted average net senior leverage is weighted based on the funded commitment of total applicable private loans.
(4)
LTV is calculated as net debt through each respective investment tranche in which the Company holds an investment divided by estimated enterprise value or value of the underlying collateral of the portfolio company. Weighted average LTV is weighted based on the funded commitment of the total applicable private loans.
(5)
Based on unique S&P industry classifications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ANTARES PRIVATE CREDIT FUND

Date:	January 22, 2025	By:	/s/ Venugopal Rathi
Name: Venugopal Rathi Title: Chief Financial Officer